UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2008, the MDI, Inc. (“MDI” or the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing that, on February 4, 2008 the Company entered into a letter agreement with Lori A. Jones (the "Letter Agreement"), pursuant to which Ms. Jones will become the Company's new Senior Vice President and Chief Financial Officer with employment commencing February 11, 2008, and continuing at will until either party gives notice of termination.

Under the terms of the Letter Agreement, Ms. Jones will receive an annual base salary of $200,000 and she may also receive an annual incentive bonus in such amount as determined by the CEO or President and as may be approved by the Compensation Committee of the Board.  Ms. Jones will be granted an inducement stock option to purchase 400,000 shares of Company common stock. The inducement grant was made pursuant to an exemption from NASDAQ's shareholder approval requirements under Section 4350(i)(1)(A)(iv) of the NASD Marketplace Rules, which require public announcement of inducement grants. The option has a five-year term and an exercise price equal to $0.44. The option vests as follows: 12 ½ % shall vest on April 1, 2008 and is exercisable at any time thereafter and an additional 12 ½ % shall vest on the first day of each calendar quarter thereafter and is exercisable at any time thereafter.

At the discretion of the Compensation Committee, Ms. Jones will be eligible to receive additional stock awards. Ms. Jones is also eligible to participate in the Company's standard executive benefits program including the change of control severance benefits, medical, dental and vision insurance, term life insurance, and short & long-term disability upon the terms specified in those plans.

In the event Ms. Jones's employment is terminated by the Company without cause,  Ms. Jones shall be entitled to six (6) months of severance compensation payable in the same manner as Base Salary was paid  prior to the date of termination and the continued participation during this six-months’ period in the Company's health and welfare benefit plans (on the same basis prior to the date of termination and to the extent permitted by such plans).

In the event that Ms. Jones is terminated without cause as a result of a “Change in Control” as defined in the Letter Agreement, Ms. Jones shall be entitled to the following severance compensation: (i) Base Salary through the date of termination of employment; (ii) an amount equal two (2) times her Base Salary; (iii) an amount equal to a prorated annual incentive award for the year in which such termination occurs, based on the actual performance for such year; (iv) an amount equal to two (2) times the highest bonus paid to Ms. Jones during the previous three (3) years, if any; (v) the balance of any annual or long-term cash incentive awards earned (but not yet paid) pursuant to the terms of the applicable programs; (vi) any amounts earned, accrued or owing to Ms. Jones but not yet paid under the Letter Agreement; (vii) all equity granted to her shall become fully vested and the restrictions thereon shall lapse; and (viii) other or additional benefits in accordance with applicable plans and programs of the Company or its affiliates.

The foregoing is a summary description of the terms and conditions of the Letter Agreement and is qualified in its entirety by the text of the Letter Agreement, a copy of which is filed with the Securities and Exchange Commission as Exhibit 99.2 hereto.

Item 4.01. Changes in Registrant's Certifying Accountant.

On February 11, 2008, MDI, Inc. (the “Company”) dismissed PMB Helin Donovan, LLP (“PBM”) as its independent accountant. Also on February 11, 2008, the Company engaged Padgett, Stratemann & Co., L.L.P. (“Padgett”) to replace PMB as its independent public accountant. Both actions were approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

The reports of PMB on the financial statements of the Company for the fiscal years ended December 31, 2006 and December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two year period ended December 31, 2006, and for the subsequent period through the date hereof, there were no disagreements between PMB and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PMB’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2006 and for the subsequent period through the date hereof.

During the Company’s two year period ended December 31, 2006, and the subsequent period through the date hereof, the Company did not consult with Padgett regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company first delivered a copy of this report on Form 8-K to PMB on February 12, 2008. Concurrently therewith, the Company requested that PMB furnish it with a letter addressed to the Securities and Exchange Commission stating whether PMB agrees with the statements made above and, if not, to state the respects in which it does not agree with such statements. Subsequently, the Company delivered a copy of this amended report on Form 8-K/A to PMB on February 15, 2008. Concurrently therewith, the Company requested that PMB furnish it with a letter addressed to the Securities and Exchange Commission stating whether PMB agrees with the statements made above and, if not, to state the respects in which it does not agree with such statements. A copy of the letter from PMB dated February 15, 2008 is attached hereto as Exhibit 16.1.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)            On February 11, 2008, in order to hire Lori Jonesas the Company’s Chief Financial Officer, Michael Sweet resigned from his position as the Company’s Chief Financial Officer, effective as of February 11, 2008.  Mr. Sweet will remain Senior Vice President and Chief Operating Officer of the Company.

(c)            Please see 1.01 above.

On February 15, 2008, the Company announced that Lori Jones, age 50, has been appointed as the Company’s Senior Vice President, Chief Financial Officer, effective as of February 11, 2008. Ms. Jones served as Chief Executive Officer and acting Chief Financial Officer of Analytical Surveys, Inc. a publicly held energy company. She served as the Analytical Surveys' Chief Financial Officer from January 2003 until December 2004, when she assumed the position of CEO. From March 2001 to January 2003, Ms. Jones was a partner with Tatum CFO Partners LLP., a financial consulting company, where she provided senior financial advice to both small and medium-size firms. Prior to Tatum CFO Partners LLP, Ms. Jones served as chief financial officer of Billserv, Inc.  Ms. Jones is a C.P.A. and holds a M.B.A. from the University of Texas at San Antonio. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 16.1                                 Letter of PMB Helin Donovan, LLP, dated February 15, 2008

Exhibit 99.1                                 Press release issued by the Company dated February 15, 2008

Exhibit 99.2                                 Letter Agreement dated as of February 4, 2008 between MDI, Inc. and Lori A. Jones

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 15, 2008	MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Number	Description
16.1	Letter of PMB Helin Donovan, LLP, dated February 15, 2008
99.1	Press release issued by the Company dated February 15, 2008
99.2	Letter Agreement dated as of February 4, 2008 between MDI, Inc. and Lori A. Jones